EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2016 Financial Results

•	Net sales of $934 million

•	GAAP earnings per share of $0.13

•	Non-GAAP earnings per share of $0.87

•	Cash and marketable securities of $1.7 billion, net cash of $1.4 billion

•	1.4GWdc bookings year-to-date; 0.8GWdc of new bookings

TEMPE, Ariz., August 3, 2016 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the second quarter of 2016. Net sales were $934 million in the quarter, an increase of $86 million from the prior quarter. The increase was due to higher module only sales, the sale of the Kingbird project and revenue recognition across multiple systems projects, partially offset by lower revenue from the Silver State South and Stateline projects which reached or neared completion in the quarter.

The Company reported second quarter earnings per share of $0.13, compared to $1.66 in the prior quarter. The second quarter was impacted by pre-tax restructuring charges of $86 million related primarily to the previously announced decision to end production of the TetraSun crystalline silicon product. Non-GAAP earnings per share, adjusted for TetraSun related charges were $0.87. Net income was also lower versus the prior quarter due to the mix of systems projects sold and under construction and a gain on the sale of certain restricted investments in the first quarter. In addition, results for the second quarter excluded approximately $20 million of profit on the Kingbird sale, which was not recognized in earnings during the period.

Cash and marketable securities at the end of the second quarter decreased to $1.7 billion. Cash flows used in operations were $75 million in the second quarter.

“Our operational execution in 2016 continues to be strong and resulted in another quarter of solid financial results,” said Mark Widmar, CEO of First Solar. “Our lead line module efficiency exited the quarter at over 16.6%, and we further lowered our module cost per watt. We sold our Kingbird project in Q2, and our steady execution across our portfolio of systems projects resulted in significant cost reductions. With our recent decision to reallocate capacity to focus on our Series 5 assembly capabilities we continue to position the Company for future success.”

The Company updated its 2016 earnings per share guidance and updated other forecasted items as follows:

2016 Guidance	Prior GAAP	Current GAAP	Current Non-GAAP
Net Sales	$3.8B to $4.0B	Unchanged
Gross Margin %	18% to 19%	18.5% to 19%
Operating Expenses	$380M to $400M	$485M to $520M	$380M to $400M
Operating Income	$300M to $370M	$205M to $250M	$310M to $370M
Effective Tax Rate	16% to 18%	4% to 6%	16% to 18%
Earnings per Share[1]	$4.10 to $4.50	$3.65 to $3.90	$4.20 to $4.50
Net Cash Balance[2]	$1.9B to $2.2B	Unchanged
Operating Cash Flow[3]	$500M to $700M	$500M to $650M
Capital Expenditures	$300M to $400M	$275M to $325M
Shipments	2.9GW to 3.0GW	Unchanged

1.
Includes a gain of approximately $145 million, net of tax, from the expected sale of an equity method investment and our share of 8point3 earnings and a gain in other income of approximately $20 million, net of tax, from the sale of restricted investments in Q1 2016

2.	Defined as cash and marketable securities less expected debt at the end of 2016

3.	Excludes approximately $320 million from the expected sale of an equity method investment treated as an investing cash flow

www.firstsolar.com

For a reconciliation of non-GAAP measures to measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see the table below.

First Solar has scheduled a conference call for today, Aug 3, 2016 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Aug 10, 2016 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 1037324. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from certain tax matters; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module efficiency and balance of systems cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; our ability to expand manufacturing capacity worldwide; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "seek," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

www.firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$916,660	$1,126,826
Marketable securities	750,779	703,454
Accounts receivable trade, net	369,135	500,629
Accounts receivable, unbilled and retainage	172,892	59,171
Inventories	384,504	380,424
Balance of systems parts	92,796	136,889
Deferred project costs	112,512	187,940
Notes receivable, affiliate	372	1,276
Prepaid expenses and other current assets	276,971	248,977
Total current assets	3,076,621	3,345,586
Property, plant and equipment, net	1,268,267	1,284,136
PV solar power systems, net	410,759	93,741
Project assets and deferred project costs	1,247,114	1,111,137
Deferred tax assets, net	351,714	357,693
Restricted cash and investments	414,019	333,878
Investments in unconsolidated affiliates and joint ventures	427,243	399,805
Goodwill	78,888	84,985
Other intangibles, net	68,218	110,002
Inventories	103,885	107,759
Notes receivable, affiliates	22,254	17,887
Other assets	75,038	69,722
Total assets	$7,544,020	$7,316,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$263,062	$337,668
Income taxes payable	1,518	1,330
Accrued expenses	354,525	409,452
Current portion of long-term debt	71,591	38,090
Billings in excess of costs and estimated earnings	110,514	87,942
Payments and billings for deferred project costs	94,316	28,580
Other current liabilities	56,503	57,738
Total current liabilities	952,029	960,800
Accrued solar module collection and recycling liability	167,740	163,407
Long-term debt	161,839	251,325
Other liabilities	457,767	392,312
Total liabilities	1,739,375	1,767,844
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 102,349,660 and 101,766,797 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	102	102
Additional paid-in capital	2,773,821	2,742,795
Accumulated earnings	2,974,083	2,790,110
Accumulated other comprehensive income	56,639	15,480
Total stockholders’ equity	5,804,645	5,548,487
Total liabilities and stockholders’ equity	$7,544,020	$7,316,331

www.firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$934,381	$896,217	$1,782,865	$1,365,426
Cost of sales	743,216	731,734	1,328,755	1,161,962
Gross profit	191,165	164,483	454,110	203,464
Operating expenses:
Research and development	32,931	29,479	63,118	64,235
Selling, general and administrative	63,776	70,901	131,279	138,589
Production start-up	55	6,970	55	13,620
Restructuring and asset impairments	85,532	—	85,532	—
Total operating expenses	182,294	107,350	279,984	216,444
Operating income (loss)	8,871	57,133	174,126	(12,980)
Foreign currency loss, net	(2,723)	(2,957)	(5,963)	(3,178)
Interest income	6,529	6,058	12,935	11,122
Interest expense, net	(7,151)	(826)	(11,793)	(1,020)
Other income (expense), net	6,753	(792)	42,306	(2,051)
Income (loss) before taxes and equity in earnings of unconsolidated affiliates	12,279	58,616	211,611	(8,107)
Income tax (expense) benefit	(9,047)	33,340	(42,811)	39,320
Equity in earnings of unconsolidated affiliates, net of tax	10,176	1,929	15,173	1,755
Net income	$13,408	$93,885	$183,973	$32,968
Net income per share:
Basic	$0.13	$0.93	$1.80	$0.33
Diluted	$0.13	$0.92	$1.78	$0.33
Weighted-average number of shares used in per share calculations:
Basic	102,287	100,852	102,070	100,615
Diluted	103,875	101,607	103,281	101,631

www.firstsolar.com

Non-GAAP Financial Measures

In the press release above, we provided non-GAAP earnings per share for the three months ended June 30, 2016. We have included this non-GAAP financial measure to adjust for (i) restructuring and asset impairment charges associated primarily with the end of our crystalline silicon module production, (ii) write-downs of our crystalline silicon module inventories, (iii) contingent consideration adjustments related to the likelihood of achieving certain crystalline silicon module shipment milestones and (iv) the tax benefit associated with these items. We believe non-GAAP earnings per share, when taken together with corresponding GAAP financial measures, to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses such non-GAAP financial measures in evaluating our operating performance. However, this measure has limitations, including that it excludes the effect of certain changes to our assets and liabilities and certain amounts that we may ultimately have to pay in cash. Accordingly, this measure that excludes certain restructuring and asset impairment charges should be considered in addition to, and not as a substitute for, or superior to net earnings per share prepared in accordance with GAAP. The following is the reconciliation of earnings per share prepared in accordance with GAAP to non-GAAP earnings per share (in millions, except per share amounts):

Three Months Ended June 30, 2016
Net income	$13.4

Restructuring and asset impairments	85.5
Write-downs of crystalline silicon module inventories	8.5
TetraSun contingent consideration adjustments	(7.4)
Tax benefit*	(9.8)
Non-GAAP net income	$90.2

Weighted-average number of shares used for diluted earnings per share	103.9

GAAP earnings per share	$0.13
Non-GAAP earnings per share	$0.87

*Restructuring treated as a non-discrete item for tax purposes and will be reflected in the effective tax rate over the duration of 2016. The $9.8 million benefit is the year-to-date tax impact and the full year benefit is approximately $15 million.

www.firstsolar.com

In the press release above, we also provided non-GAAP guidance for our operating expenses, operating income, effective tax rate and earnings per share for the year ending December 31, 2016. We have included these forward-looking non-GAAP financial measures to adjust our GAAP projections of such financial measures for (i) restructuring and asset impairment charges primarily associated with the end of our crystalline silicon operations as described above, (ii) additional restructuring activities expected during the remainder of the year and (iii) the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary. Other GAAP charges, including those related to asset impairments, restructuring programs or litigation, that would be excluded from non-GAAP earnings per share are possible for the year ending December 31, 2016, but such amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges are also dependent upon future events and valuations that have not yet occurred or been performed. We believe these forward-looking non-GAAP financial measures, when taken together with our corresponding financial guidance based on GAAP, to be relevant and useful information to our investors because they provide them with additional information in assessing our financial operating results. Our management also uses such non-GAAP guidance in evaluating our operating performance. However, such measures have limitations, including that they exclude the effect of certain changes to our assets and liabilities, certain amounts that we may ultimately have to pay in cash and the resolution of certain matters with tax authorities. Accordingly, these forward-looking non-GAAP financial measures that exclude the aforementioned items should be considered in addition to, and not as a substitute for, or superior to financial guidance based on GAAP. The following is the reconciliation of financial guidance based on GAAP to the corresponding non-GAAP information (in millions, except per share amounts):

2016 GAAP to Non-GAAP Guidance Reconciliation

	GAAP Guidance	Restructuring Charges[1]	Foreign Tax Benefit[2]	Non-GAAP Guidance
Operating Expenses	$485 to $520	($105 to $120)	—	$380 to $400
Operating Income	$205 to $250	$105 to $120	—	$310 to $370
Effective Tax Rate[3]	4% to 6%	$15 to $25	$35	16% to 18%
Earnings per share	$3.65 to $3.90	$0.85 to $0.90	($0.30)	$4.20 to $4.50

1.
$90 to $100 million of restructuring, asset impairment and related charges primarily associated with the end of our crystalline silicon module production and $15 to $20 million associated with other actions

2.	Expected tax benefit in Q3 2016 from the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary

3.	Effective tax rate reconciliation provides the estimated tax benefit associated with restructuring and asset impairment charges and the reversal of an uncertain tax position liability

www.firstsolar.com